                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in K&G Men's Center, Inc.'s Form S-8 Registration Statements, file numbers 333-23609, 333-29271 and 333-29273, of our report dated March 17, 1998 appearing on page F-2 of K&G Men's Center, Inc.'s Form 10-K for the year ended February 1, 1998.


                                 ARTHUR ANDERSEN LLP



Atlanta, Georgia
April 28, 1998